As filed with the Securities and Exchange Commission on April 15, 2010

Registration No. 333-43142

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 9
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in its charter)

Wireless HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware	6211	13-5674085
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Bryant Park
New York, New York 10036
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York  10036
(212) 449-1000
Attn:  Corporate Secretary
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Wireless HOLDRSSM Trust

The Wireless HOLDRSSM Trust issues Depositary Receipts called Wireless HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in various segments of the wireless telecommunications industry.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer Wireless HOLDRSSM in a round-lot amount of 100 Wireless HOLDRSSM or round-lot multiples.  Wireless HOLDRS are separate from the underlying deposited common stock or American depositary shares that are represented by the Wireless HOLDRSSM.  For a list of the names and the number of shares of the companies that are represented by a Wireless HOLDRSM, see “Highlights of Wireless HOLDRS—The Wireless HOLDRS” in this prospectus.  The Wireless HOLDRSSM Trust will issue Wireless HOLDRSSM on a continuous basis.

Investing in Wireless HOLDRSSM involves significant risks.  See “Risk Factors” starting on page 4.

Wireless HOLDRSSM are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  Wireless HOLDRSSM are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Wireless HOLDRSSM are listed on the NYSE Arca under the symbol “WMH.”  On April 5, 2010, the last reported sale price of the Wireless HOLDRSSM on the NYSE Arca was $46.85.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2010.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Bank of America Corporation.

Table of Contents

Page

SUMMARY	3
RISK FACTORS	4
HIGHLIGHTS OF WIRELESS HOLDRS	10
THE TRUST	17
DESCRIPTION OF WIRELESS HOLDRS	17
DESCRIPTION OF THE UNDERLYING SECURITIES	18
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT	20
U.S. FEDERAL INCOME TAX CONSEQUENCES	24
ERISA CONSIDERATIONS	29
PLAN OF DISTRIBUTION	29
LEGAL MATTERS	29
WHERE YOU CAN FIND MORE INFORMATION	29

This prospectus contains information you should consider when making your investment decision.  With respect to information about Wireless HOLDRS, you should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell Wireless HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Wireless HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Wireless HOLDRS or of the underlying securities through an investment in the Wireless HOLDRS.

SUMMARY

The Wireless HOLding Company Depositary ReceiptS or HOLDRS Trust was formed under the depositary trust agreement, dated as of October 25, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Wireless HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

The number of shares of each company’s common stock or American depositary shares currently held by the trust with respect to each round-lot of Wireless HOLDRS is specified under “Highlights of Wireless HOLDRS—The Wireless HOLDRS.”  This group of common stock or American depositary shares, and the securities of any company that may be added to the Wireless HOLDRS, are collectively referred to in this prospectus as the common stock, the securities or the underlying securities.  The companies included in Wireless HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers or other events.  See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events.  The Wireless HOLDRS are separate from the deposited underlying common stock that are represented by the Wireless HOLDRS.  On April 5, 2010 there were 494,900 Wireless HOLDRS outstanding.

RISK FACTORS

An investment in Wireless HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Wireless HOLDRS, including the risks associated with a concentrated investment in wireless telecommunications companies.

General Risk Factors

•
Loss of investment.  Because the value of Wireless HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Wireless HOLDRS if the underlying securities decline in value.

•	Discount trading price. Wireless HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the Wireless HOLDRS or other corporate events, such as mergers, a Wireless HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other fractional shares of such underlying securities included in the Wireless HOLDRS and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities.  In addition, if you surrender your Wireless HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily representative of the wireless telecommunications industry.  At the time of the initial offering, on October 31, 2000, the companies included in the Wireless HOLDRS were generally considered to be involved in various segments of the wireless telecommunications industry; however, since the time of the initial offering, the companies included in the Wireless HOLDRS may not be involved in the wireless telecommunications industry.  In this case, the Wireless HOLDRS may not consist of securities issued only by companies involved in the wireless telecommunications industry.  In addition, the market price of the underlying securities and the Wireless HOLDRS may not necessarily follow the price movements of the entire wireless telecommunications industry generally.  If the underlying securities decline in value, your investment in the Wireless HOLDRS will decline in value, even if securities prices of companies in the wireless telecommunications industry generally increase in value.

•
Not necessarily comprised of solely wireless telecommunications companies.  As a result of distributions of securities by companies included in the Wireless HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Wireless HOLDRS and that are not involved in the wireless telecommunications industry may be included in the Wireless HOLDRS.  The securities of a new company will only be distributed from the Wireless HOLDRS if the securities have a different Standard & Poor’s Corporation (“Standard & Poor’s”) sector classification than any of the underlying issuers included in the Wireless HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange.  As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors.  As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in, or whether the securities of a new company will be distributed from, the Wireless HOLDRS provides no assurance that each new company included in the Wireless HOLDRS will be involved in the wireless telecommunications industry.  Currently, the underlying securities included in the Wireless HOLDRS are represented in the Telecommunication Services and Information Technology GICS sectors.  As each Standard & Poor’s GICS sector is defined very broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Wireless HOLDRS, and yet not be involved in the wireless telecommunications industry. In addition, the GICS sector classifications of securities included in the Wireless HOLDRS may change over time if the companies that issued these securities change their focus of operations resulting in a change to a GICS sector classification or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Wireless HOLDRS, which may also result in the inclusion in the Wireless HOLDRS of the securities of a new company that is not involved in the wireless telecommunications industry.

•
No investigation of underlying securities.  The underlying securities initially included in the Wireless HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of securities in the wireless telecommunications industry, without regard for the value, price performance, volatility or investment merit of the underlying securities.  Consequently, the Wireless HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective affiliates, have not performed, and will not in the future perform, any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

•
Loss of diversification.  As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Wireless HOLDRS may not necessarily be a diversified investment in the wireless telecommunications industry.  In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in distributions of securities from, or the inclusion of additional securities in, the Wireless HOLDRS, may also reduce diversification.  As a result, Wireless HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices.  In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Wireless HOLDRS and receive delivery of each of the underlying securities, including those underlying securities that you may not want to sell or are not subject to a tender offer or repurchase offer.  The cancellation of your Wireless HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of Wireless HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts.  Trading in Wireless HOLDRS on the NYSE Arca may be halted if (i) the Wireless HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Wireless HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Wireless HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further dealings on the NYSE Arca inadvisable.  If trading is halted in Wireless HOLDRS, you will not be able to trade Wireless HOLDRS and you will only be able to trade the underlying securities if you cancel your Wireless HOLDRS and receive each of the underlying securities.

•
Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Wireless HOLDRS if (i) the Wireless HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Wireless HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Wireless HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further listing of the Wireless HOLDRS on the NYSE Arca inadvisable. If the Wireless HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Wireless HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date the Wireless HOLDRS are delisted.

•
Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Wireless HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

•
Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  You may, however, receive such cash or other distributions later than you would if you owned the underlying securities outside of the Wireless HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Wireless Telecommunications Industry

•
The stock prices of companies involved in the wireless telecommunications industry have been and are likely to continue to be volatile, which will directly affect the price volatility of the Wireless HOLDRS, and you could lose all or a substantial part of your investment.  The trading prices of the securities of wireless telecommunications companies included in the Wireless HOLDRS have been volatile.  These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

▪	volatility in general market fluctuations;

▪	actual or anticipated fluctuations in the companies’ quarterly or annual operating results;

▪	announcements of technological innovations or new services by competitors of the same companies included in the Wireless HOLDRS;

▪	announcements by wireless telecommunications companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

▪	failure to integrate or realize projected benefits from acquisitions;

▪	changes in government regulations; and

▪	difficulty in obtaining additional financing.

Other broad market and industry factors may decrease the stock price of wireless telecommunications companies’ stocks, regardless of their operating results.  Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also decrease the market price of wireless telecommunications companies’ stocks.

In addition, the trading prices of wireless telecommunications stocks in general have experienced price and volume fluctuations.  These fluctuations often have been and may in the future be unrelated or disproportionate to the operating performance of these companies.  The valuations of many wireless telecommunications stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios.  Some of the companies do not, or in the future might not, have earnings.  As a result, these trading prices may decline substantially and valuations may not be sustained.  Any negative change in the public’s perception of the prospects of wireless telecommunications companies, generally, could depress the stock prices of a wireless telecommunications company regardless of wireless telecommunications companies’ results.  Other broad market and industry factors may decrease the stock price of wireless telecommunications stocks, regardless of their operating results.  Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of wireless telecommunications stocks.  For example, there can be no assurance that terrorist attacks or other acts of war, if they occur, will not have a negative effect on the market price of wireless telecommunications stocks.

As a result of fluctuations in the trading prices of the companies included in the Wireless HOLDRS, the trading price of Wireless HOLDRS has fluctuated significantly.  The initial offering price of a Wireless HOLDR, on October 31, 2000 was $103.10, and during 2009, the price of a Wireless HOLDR reached a high of $49.70 and a low of $31.59.

•
Companies whose securities are included in the Wireless HOLDRS may need additional financing, which may be difficult to obtain.  Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Wireless HOLDRS.  Companies whose securities are included in the Wireless HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments.  Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest.  These factors may make the timing, amount, terms and conditions of any financing unattractive.  If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Wireless HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services, or terminate completely.  Any of these actions may reduce the market price of stocks in the wireless telecommunications industry.

•
The wireless telecommunications industry is competitive, and a wireless telecommunications company’s failure to establish its wireless network and its customer base would adversely affect its operating results.  The competition among wireless telecommunications companies to build and develop wireless telecommunications networks, form alliances with telecommunications and Internet service providers and establish and maintain a customer base is significant.  Customer loyalty can be easily influenced by a competitor’s new offerings, especially those offerings which provide cost savings or expanded network geographic coverage areas.  Many wireless telecommunications companies face significant competition from other companies in the telecommunications and technology industries, including traditional telecommunications companies.  These companies may be better positioned to finance research and development activities, provide a wider range of products and services over a greater geographic area, and may have greater resources with which to purchase additional licenses and radio frequency, acquire other companies in the industry and reduce prices to gain market share.

•
Changes in the regulatory environments in which wireless telecommunications companies operate could affect their ability to offer products and services.  The licensing, construction, ownership and operation of wireless communications systems, the grant, maintenance and renewal of applicable licenses and radio frequency allocations and the rates charged to customers are all subject to significant regulation.  Delays in receiving required regulatory approvals and licenses or the enactment of new and adverse regulatory requirements may adversely affect the ability of wireless telecommunications companies to continue to offer existing and new products and services.  In addition, legislative, judicial and regulatory agency actions could negatively affect the ability of wireless telecommunications companies to maintain required licenses or renew licenses upon their expiration.

•	If wireless telecommunications companies do not anticipate and respond to the rapid technological changes in the industry, they could lose customer or market share. The wireless telecommunications industry is experiencing significant technological change, as evidenced by the introduction of new products and services and increased availability of transmission capacity, changes in consumer requirements and preferences and the utilization of Internet-based technologies for voice and data transmission. Wireless telecommunications companies must be able to successfully predict which of the many possible networks, products and services will be important to finance, establish and maintain. The cost of establishing networks and implementing new technologies is significant, and there can be no assurance that a telecommunications company will select appropriate technology and equipment or that it will obtain appropriate new technology on a timely basis or on satisfactory terms. The failure to obtain effective technology and equipment may adversely affect a wireless telecommunications company’s ability to offer competitive products and services and the viability of its operations.

•
Inability to manage rapid growth could adversely affect financial reporting, customer service and revenues.  Many wireless telecommunications companies are expanding their networks and operations.  This expansion has placed and will continue to place significant demands on their operating, financial control and billing systems, customer support, sales and marketing and administrative resources and network infrastructure.  This growth will require many telecommunications companies to enhance management, financial and information systems and to effectively develop and train their employee base.

•
Some of the companies involved in the wireless telecommunications industry are also engaged in other lines of business unrelated to the wireless business, and they may experience problems with these lines of business which could adversely affect their operating results.  Some of the companies which comprise the Wireless HOLDRS are engaged in multiple lines of business, including operating as local and long-distance telephone providers, Internet service providers and manufacturing new technologies.  These additional lines of business may present additional risks not mentioned in this prospectus.  The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business unrelated to the wireless telecommunications industry.  Despite a company’s possible success in the wireless telecommunications industry, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

•
The international operations of some wireless telecommunications companies expose them to risks associated with instability and changes in economic, legal and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business.  Some domestic and foreign companies included in the Wireless HOLDRS have international operations or investments which are essential parts of their business.  The risks of international business that the companies are exposed to include the following:

▪	general economic, social and political conditions;

▪	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through foreign legal systems;

▪	differing tax rates, tariffs, exchange controls or other similar restrictions;

▪	currency fluctuations; and

▪
changes in, and compliance with, domestic and foreign laws and regulations, particularly those which affect telecommunications carriers and service providers, which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

•
Many wireless telecommunications companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business.  The success any wireless telecommunications company is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel has been and may continue to be intense. There is no certainty that any of these wireless telecommunications companies will be able to continue to attract and retain qualified personnel.

•
It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Wireless HOLDRS.  Companies included in the Wireless HOLDRS from time to time may be incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States.  As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Wireless HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States.  In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

•
Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Wireless HOLDRS.  Holders of American depositary shares, including those that may, from time to time, be included in the Wireless HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares.  These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share.  Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares.  The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

 HIGHLIGHTS OF WIRELESS HOLDRS

This discussion highlights information regarding Wireless HOLding Company Depositary ReceiptS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase Wireless HOLDRS.

Issuer	Wireless HOLDRS Trust.

The trust
The Wireless HOLDRS Trust was formed under the depositary trust agreement, dated as of October 25, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Wireless HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.  The trustee is responsible for receiving deposits of underlying securities and delivering Wireless HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of Wireless HOLDRS.

Purpose of Wireless HOLDRS	Wireless HOLDRS were designed to achieve the following:

Diversification.  Wireless HOLDRS were initially designed to allow you to diversify your investments in the wireless telecommunications industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.  See “Risk Factors—General Risk Factors.”

Flexibility. The beneficial owners of Wireless HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Wireless HOLDRS, and can cancel their Wireless HOLDRS to receive each of the underlying securities represented by the Wireless HOLDRS.

Transaction costs. The expenses associated with buying and selling Wireless HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds securities issued by specified companies, traded on U.S. stock markets that, when initially selected, were involved in the wireless telecommunications industry.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Wireless HOLDRS.  Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “Reconstitution events.”

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Wireless HOLDRS
The trust has issued, and may continue to issue, Wireless HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S. traded securities that are held by the trust on your behalf.  The Wireless HOLDRS themselves are separate from the underlying securities that are represented by the Wireless HOLDRS.

The following table provides:

•	the names of the issuers of the underlying securities currently represented by Wireless HOLDRS;

•	the stock ticker symbols;

•	the share amounts currently represented by a round-lot of 100 Wireless HOLDRS; and

•	the principal U.S. market on which the underlying securities of the selected companies are traded.

Name of Company (1)(2)	Ticker	Share Amounts	Primary Trading Market
CenturyTel, Inc.	CTL	2.1084	NYSE
Crown Castle International Corp.	CCI	4.0000	NYSE
Deutsche Telekom AG *	DT	18.4841	NYSE
LM Ericsson Telephone Company *	ERIC	14.8000	NASDAQ GS
Motorola, Inc.	MOT	41.0000	NYSE
Nokia Corp. *	NOK	23.0000	NYSE
QUALCOMM Incorporated	QCOM	26.0000	NASDAQ GS
Research In Motion Limited	RIMM	12.0000	NASDAQ GS
RF Micro Devices, Inc.	RFMD	4.0000	NASDAQ GS
SK Telecom Co., Ltd. *	SKM	17.0000	NYSE
Sprint Nextel Corporation	S	30.7800	NYSE
United States Cellular Corporation	USM	1.0000	NYSE
Verizon Communications Inc.	VZ	17.0000	NYSE
Vivo Participações S.A.	VIV	0.7500	NYSE
Vodafone Group Public Limited Company *	VOD	18.3750	NASDAQ GS
Windstream Corporation	WIN	1.1063	NASDAQ GS

*  The securities of these non-U.S. companies trade in the United States as American depositary receipts.  Please see “Risk Factors” and “United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers” for additional information relating to an investment in a non-U.S. company.

(1) On July 1, 2009, the merger of Embarq Corporation and CenturyTel, Inc. became effective.  As a result, Embarq Corporation is no longer an underlying constituent of the Wireless HOLDRS Trust.  In connection with the merger, shareholders received 1.37 of a share of CenturyTel, Inc. for each share of Embarq Corporation.  The Bank of New York Mellon received 2.1084 shares of CenturyTel, Inc. for the 1.5390 shares of Embarq Corporation for each 100 share round-lot of Wireless HOLDR.

(2) Effective October 26, 2009, FairPoint Communications Inc., an underlying constituent of the Wireless HOLDRS Trust, was delisted from trading on NYSE.  Pursuant to the prospectus for the Trust, because FairPoint Communications Inc. was not listed for trading on another national securities exchange within five business days from the date it was delisted, it was distributed by The Bank of New York Mellon.  The rate of distribution was 0.3206 FairPoint Communications Inc. shares per Wireless HOLDRS.  The record date and distribution date were November 9, 2009 and November 13, 2009, respectively.

The companies whose securities were initially included in the Wireless HOLDRS at the time Wireless HOLDRS were originally issued on October 31, 2000 were generally considered to be among the largest and most liquid companies with U.S.-traded securities involved in the wireless telecommunications industry, as measured by market capitalization and trading volume on September 15, 2000.  The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

The trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Wireless HOLDRS in a round-lot of 100 Wireless HOLDRS and round-lot multiples.  The trust will only issue Wireless HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Wireless HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS.

The number of outstanding Wireless HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities.  The trust will stand ready to issue additional Wireless HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Purchases	You may acquire Wireless HOLDRS in two ways

•	through an in-kind deposit of the required number of securities of the underlying issuers with the trustee; or

•	through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Wireless HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Wireless HOLDRS, The Bank of New York Mellon, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS.  If you wish to cancel your Wireless HOLDRS and withdraw your underlying securities, The Bank of New York Mellon, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Wireless HOLDRS you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee, charged by the trustee that is described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust.  With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Wireless HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Wireless HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities.  To the extent that any cancellation of Wireless HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share.  Except with respect to the right to vote for dissolution of the trust, the Wireless HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Wireless HOLDRS represents your beneficial ownership of the underlying securities.  Owners of Wireless HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially in “street name” outside of Wireless HOLDRS.  These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Wireless HOLDRS and the right to surrender Wireless HOLDRS to receive the underlying securities.  Wireless HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Wireless HOLDRS.

However, due to the nature of Wireless HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Wireless HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Wireless HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of Wireless HOLDRS would need to surrender their Wireless HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your Wireless HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Wireless HOLDRS in “street name” through a brokerage account.  The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sectors classifications represented by the companies included in the Wireless HOLDRS at the time of the distribution.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you.  In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee.  If any tax or other governmental charge becomes due with respect to Wireless HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Wireless HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Wireless HOLDRS, including those underlying securities not subject to a tender offer or repurchase offer.  For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the Wireless HOLDRS or other corporate events, such as mergers, a Wireless HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The trustee will aggregate the votes of all of the share fractions represented by Wireless HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 round-lots of 100  Wireless HOLDRS are outstanding and each round-lot of 100 Wireless HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Wireless HOLDRS.  If holders of 50,000 round-lots of 100 Wireless HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100  Wireless HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes.  The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Wireless HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

B.
If the Securities and Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration received from the acquiring company to the beneficial owners of Wireless HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S.  national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Wireless HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Wireless HOLDRS, as result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Wireless HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Wireless HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Wireless HOLDRS will be included in Wireless HOLDRS or distributed to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  The GICS classification standards were exclusively effective as of January 2, 2002.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Wireless HOLDRS are currently represented in the Telecommunication Services and Information Technology GICS sectors.  The Standard & Poor’s GICS sector classifications of the securities included in the Wireless HOLDRS may change over time if the companies that issued these securities change their focus of operations or if

Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events	A.
The Wireless HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Wireless HOLDRS are delisted.

B.
The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

	C.	Beneficial owners of at least 75% of outstanding Wireless HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Wireless HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. holder of Wireless HOLDRS as directly owning the underlying securities.  The Wireless HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.  See “U.S. Federal Income Tax Consequences.”

Listing	The Wireless HOLDRS are listed on the NYSE Arca under the symbol “WMH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Wireless HOLDRS. Bid and ask prices, however, are quoted per single Wireless HOLDR.

Clearance and settlement
Wireless HOLDRS have been issued only in book-entry form.  Wireless HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information, see “Description of Wireless HOLDRS.”

THE TRUST

General.  This discussion highlights information about the Wireless HOLDRS Trust.  You should read this information, information about the depositary trust agreement, the depositary trust agreement and the amendment to the depositary trust agreement in addition to other information included in this prospectus and the publicly available information about the issuers of the underlying securities, before you purchase Wireless HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Wireless HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of October 25, 2000.  The Depositary Trust Agreement was amended on November 22, 2000.  The Bank of New York Mellon is the trustee.  The Wireless HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Wireless HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Wireless HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF WIRELESS HOLDRS

The trust has issued Wireless HOLDRS under the Depositary Trust Agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional Wireless HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Wireless HOLDRS in a round-lot of 100 Wireless HOLDRS and round-lot multiples.  The trust will only issue Wireless HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Wireless HOLDRS.  In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS.

Wireless HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Wireless HOLDRS—The Wireless HOLDRS.”

Beneficial owners of Wireless HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the underlying securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Wireless HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Wireless HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  Wireless HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of Wireless HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Wireless HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Wireless HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC.  Wireless HOLDRS are available only in book-entry form.  Owners of Wireless HOLDRS may hold their Wireless HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities initially included in the Wireless HOLDRS were the shares of common stock or American depositary shares of a group of specified companies that, at the time of selection, were involved in various aspects of the wireless telecommunications industry and whose securities were registered under section 12 of the Exchange Act.  The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the wireless telecommunications industry as measured by market capitalization and trading volume.  As a result of a reconstitution event, a distribution of securities by an underlying issuer or other event, the companies whose common stock is included in the Wireless HOLDRS may no longer meet the initial selection criteria and may no longer consist exclusively of securities issued by companies involved in the wireless telecommunications industry.

Underlying securities.  For a list of the underlying securities represented by Wireless HOLDRS, please refer to “Highlights of Wireless HOLDRS—The Wireless HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies.  Accordingly, before you acquire Wireless HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities, see “Annex A.”

The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Wireless HOLDR measured at the close of the business day as of the end of each month from April 28, 2000 to March 31, 2010.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

2000	Closing Price	2001	Closing Price	2002	Closing Price	2003	Closing Price
April 28	113.03	January 31	71.03	January 31	43.40	January 31	30.99
May 31	100.52	February 28	52.79	February 28	39.43	February 28	29.34
June 30	93.95	March 30	49.65	March 28	41.33	March 31	29.20
July 31	85.53	April 30	57.22	April 30	36.57	April 30	30.63
August 31	84.21	May 31	53.36	May 31	36.56	May 30	33.53
September 29	76.78	June 29	50.84	June 28	32.02	June 30	34.12
October 31	75.99	July 31	52.28	July 31	28.63	July 31	33.54
November 30	69.30	August 31	47.43	August 30	29.55	August 29	35.08
December 29	68.99	September 28	44.90	September 30	26.02	September 30	35.34
		October 31	45.97	October 31	31.40	October 31	38.71
		November 30	49.78	November 29	36.38	November 28	38.59
		December 31	47.72	December 31	32.68	December 31	41.51

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January 30	46.40	January 31	50.80	January 31	56.06	January 31	59.34
February 27	49.26	February 28	50.86	February 28	55.79	February 28	59.43
March 31	47.60	March 31	50.06	March 31	59.58	March 30	59.44
April 30	45.40	April 29	49.00	April 28	60.15	April 30	61.48
May 28	46.69	May 31	52.01	May 31	56.60	May 31	66.37
June 30	47.69	June 30	51.00	June 30	54.11	June 29	67.42
July 30	44.91	July 29	55.05	July 31	53.63	July 31	66.71
August 31	46.87	August 31	55.44	August 31	54.52	August 31	68.78
September 30	49.97	September 30	55.85	September 29	56.67	September 28	74.81
October 29	51.70	October 31	53.31	October 31	58.11	October 31	78.40
November 30	55.07	November 30	55.38	November 30	59.57	November 30	73.89
December 31	55.45	December 30	53.79	December 29	59.45	December 31	72.15

2008	Closing Price	2009	Closing Price	2010	Closing Price
January 31	64.75	January 30	37.69	January 29	43.09
February 29	62.15	February 27	33.73	February 26	43.56
March 31	60.07	March 31	37.22	March 31	47.05
April 30	63.86	April 30	42.85
May 30	67.48	May 29	45.35
June 30	59.95	June 30	45.22
July 31	63.80	July 31	46.90
August 29	62.68	August 31	46.46
September 30	48.00	September 30	46.98
October 31	39.89	October 30	43.78
November 28	36.91	November 30	45.64
December 31	38.66	December 31	47.29

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of October 25, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the Wireless HOLDRS, provides that Wireless HOLDRS will represent an owner’s undivided beneficial ownership interest in the securities of the underlying companies.  The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

The trustee.  The Bank of New York Mellon serves as trustee for Wireless HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of Wireless HOLDRS.  You may create and cancel Wireless HOLDRS only in round-lots of 100 Wireless HOLDRS.  You may create Wireless HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue Wireless HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Wireless HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS.  Similarly, you must surrender Wireless HOLDRS in integral multiples of 100 Wireless HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Wireless HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Wireless HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Wireless HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Wireless HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Wireless HOLDRS at the time of the distribution of such securities.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Wireless HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your Wireless HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender Wireless HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Wireless HOLDRS.

Further issuances of Wireless HOLDRS.  The depositary trust agreement provides for further issuances of Wireless HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from Wireless HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Wireless HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Wireless HOLDRS, as a result of a distribution of securities by an underlying issuer where a corporate event occurs, such as a merger, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Wireless HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Wireless HOLDRS or distributed from the Wireless HOLDRS to you.

Standard & Poor’s sector classifications.  Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Wireless HOLDRS are currently represented in the Telecommunication Services and Information Technology GICS sectors.  The Standard & Poor’s GICS sector classifications of the securities included in the Wireless HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of Wireless HOLDRS will surrender their Wireless HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if Wireless HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Wireless HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding Wireless HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Wireless HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Wireless HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Wireless HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Wireless HOLDRS.

Issuance and cancellation fees.  If you wish to create Wireless HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS.  If you wish to cancel your Wireless HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create Wireless HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the Wireless HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Wireless HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Wireless HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Wireless HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring Wireless HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Wireless HOLDRS as part of a conversion transaction, straddle, hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the Wireless HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address Wireless HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Wireless HOLDRS

A U.S. receipt holder purchasing and owning Wireless HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Wireless HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Wireless HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in Wireless HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Wireless HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells Wireless HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of Wireless HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Wireless HOLDRS.  Similarly, with respect to sales of Wireless HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Wireless HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Wireless HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling Wireless HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States; and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value of the dividend (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income.  For this purpose, dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of Wireless HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of Wireless HOLDRS may have to apply independently to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  The initial depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income,” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Wireless HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information) including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

We recommend that U.S. receipt holders consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Wireless HOLDRS, including the advisability and feasibility of making any elections thereunder.

U.S. receipt holders also generally would be required to file Internal Revenue Service (“IRS”) Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S permanent establishment may be entitled to a dividends-received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Wireless HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a)  the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.  It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Wireless HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Wireless HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Wireless HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Wireless HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Wireless HOLDRS.  The trust delivered the initial distribution of Wireless HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

Investors who purchase Wireless HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Wireless HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Wireless HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Wireless HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Wireless HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Wireless HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Wireless HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Wireless HOLDRS.  This prospectus relates only to Wireless HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Wireless HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Wireless HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2005, 2006, 2007, 2008 and 2009, through March 31, 2010.  The historical prices of the underlying securities should not be taken as an indication of future performance.

CENTURYTEL, INC. (CTL)

CenturyTel, Inc., together with its subsidiaries, operates as an integrated communications company.  The company provides a range of communications services, including local and long distance voice, Internet access, and broadband services in the continental United States.  Its services include local exchange and long distance voice telephone services, as well as enhanced voice services, such as call forwarding, conference calling, caller identification, selective call ringing, and call waiting; network access services; data services, including high-speed and dial-up Internet services, and data transmission services over special circuits and private lines; and fiber transport, competitive local exchange carrier, security monitoring services, and other communications and business information services.  The company also offers other related services, such as leasing, selling, installing, and maintaining customer premise telecommunications equipment and wiring; provides billing and collection services to third parties; participates in the publication of local telephone directories; and provides printing, database management, direct mail services, and cable television services.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	32.60	January	33.30	January	44.84	January	36.82	January	27.14	January	34.01
February	33.64	February	35.98	February	44.75	February	36.19	February	26.33	February	34.27
March	32.84	March	39.12	March	45.19	March	33.24	March	28.12	March	35.46
April	30.69	April	37.70	April	46.05	April	32.45	April	27.15
May	32.79	May	35.75	May	49.42	May	35.41	May	30.85
June	34.63	June	37.15	June	49.05	June	35.59	June	30.70
July	34.37	July	38.57	July	45.87	July	37.19	July	31.39
August	35.90	August	39.82	August	47.98	August	38.63	August	32.23
September	34.98	September	39.67	September	46.22	September	36.65	September	33.60
October	32.73	October	40.24	October	44.05	October	25.11	October	32.46
November	33.10	November	42.55	November	42.63	November	26.56	November	35.59
December	33.16	December	43.66	December	41.46	December	27.33	December	36.21

CROWN CASTLE INTERNATIONAL CORP. (CCI)

Crown Castle International Corp., through its subsidiaries, engages in the ownership, operation, and leasing of towers and other communications structures primarily in the United States and internationally.  The company primarily leases and licenses antenna space of its towers to wireless communication companies.  It also offers network services, such as antenna installations and subsequent augmentation, network design and site selection, site acquisition, and site development.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	16.40	January	31.63	January	35.16	January	36.12	January	19.52	January	36.94
February	16.34	February	31.35	February	32.71	February	36.09	February	17.54	February	37.80
March	16.06	March	28.35	March	32.13	March	34.49	March	20.41	March	38.23
April	16.13	April	33.65	April	34.34	April	38.85	April	24.52
May	17.78	May	31.77	May	36.82	May	42.49	May	24.26
June	20.32	June	34.54	June	36.27	June	38.73	June	24.02
July	21.76	July	35.23	July	36.25	July	38.20	July	28.74
August	24.76	August	34.36	August	36.76	August	37.40	August	26.86
September	24.63	September	35.24	September	40.63	September	28.97	September	31.36
October	24.52	October	33.65	October	41.07	October	21.17	October	30.22
November	27.40	November	34.46	November	41.95	November	14.07	November	36.69
December	26.91	December	32.30	December	41.60	December	17.58	December	39.04

DEUTSCHE TELEKOM AG (DT)

Deutsche Telekom AG provides a range of telecommunications and information technology services worldwide.  The company’s Mobile Communications segment offers digital mobile telephony voice services and data services, such as short message services, multimedia messaging services, and mobile Internet and other data services; and national and international roaming services through various roaming agreements with third-party operators, as well as sells mobile devices in conjunction with its services.  Its Broadband/Fixed Network segment offers network communications services consisting of network access products and calling services; wholesale services, including voice services, Internet protocol (IP) services, and network and access services and solutions; IP/Internet products and services, such as broadband access, voice over Internet protocol (VoIP), IPTV, triple-play services, and digital distribution platforms for games, software, and music; data communications services and solutions, and terminal equipment for telecommunications, as well as publishing services, customer retention programs, and installation and maintenance services; and fixed-line network services, wholesale services, IP/Internet products and services, and multimedia services.  The company’s Business Customers segment, through T-Systems division, provides information and communications technology services primarily to German and international companies, non-profit organizations, and governmental agencies.  This segment offers telecommunication services, including network, hosting, and ASP services; and computing and desktop, systems integration, and other telecommunication services.

2005	Closing Price	2006	Closing Price	2007	Closing price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	21.63	January	15.85	January	17.61	January	20.51	January	12.04	January	12.87
February	20.87	February	15.79	February	17.96	February	18.89	February	11.99	February	12.88
March	19.96	March	16.82	March	16.53	March	16.58	March	12.35	March	13.50
April	18.79	April	18.01	April	18.36	April	17.85	April	10.88
May	18.65	May	16.25	May	18.54	May	16.71	May	11.45
June	18.42	June	16.04	June	18.41	June	16.37	June	11.80
July	19.78	July	15.52	July	17.18	July	17.26	July	12.79
August	19.08	August	14.64	August	18.60	August	16.47	August	13.32
September	18.24	September	15.87	September	19.63	September	15.23	September	13.66
October	17.70	October	17.40	October	20.54	October	14.85	October	13.54
November	16.59	November	17.80	November	22.05	November	13.74	November	14.85
December	16.63	December	18.20	December	21.67	December	15.30	December	14.70

LM ERICSSON TELEPHONE COMPANY (ERIC)

LM Ericsson Telephone Company is a supplier of network equipment and related services to telecom operators.  The Company offers a portfolio of telecommunication and data communication systems, multimedia solutions and professional services, covering a range of technologies.  LM Ericsson Telephone Company operates in four segments:  Networks, which involves communications infrastructure and related deployment services; Professional Services, which includes managed services, services for network systems integration, consulting and education and customer support services; Multimedia, which involves networked media and messaging, enterprise applications, revenue management, service delivery platforms and mobile platforms, and Phones, includes the 50/50 joint venture with SONY Corporation, Sony Ericsson Mobile Communications.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	14.67	January	18.24	January	19.90	January	11.36	January	7.99	January	9.68
February	14.66	February	17.05	February	17.88	February	10.75	February	8.16	February	10.01
March	14.10	March	18.86	March	18.55	March	9.83	March	8.09	March	10.44
April	14.73	April	17.74	April	19.09	April	12.61	April	8.53
May	15.72	May	16.02	May	18.99	May	13.52	May	9.31
June	15.98	June	16.52	June	19.95	June	10.40	June	9.78
July	17.18	July	15.74	July	18.71	July	10.48	July	9.72
August	17.46	August	16.70	August	18.61	August	11.42	August	9.58
September	18.42	September	17.24	September	19.90	September	9.43	September	10.02
October	16.40	October	18.91	October	15.03	October	7.07	October	10.40
November	16.29	November	19.44	November	12.23	November	7.12	November	9.74
December	17.20	December	20.12	December	11.68	December	7.81	December	9.19

MOTOROLA, INC. (MOT)

Motorola, Inc. offers technologies, products, and services for mobile communications worldwide.  It operates in three segments:  Mobile Devices, Home and Networks Mobility, and Enterprise Mobility Solutions.  The Mobile Devices segment designs, manufactures, sells, and services wireless handsets with integrated software and accessory products, as well as licenses intellectual property.  The Home and Networks Mobility segment designs, manufactures, sells, installs, and services digital video, IP video, and broadcast network interactive set-tops; end-to-end video delivery solutions, broadband access infrastructure systems, and associated data and voice customer premise equipment to cable television and telecom service providers; and wireless access systems, including cellular infrastructure systems and wireless broadband systems to wireless service providers.  It also provides end-to-end cellular networks, including radio base stations, base station controllers, associated software and services, application platforms, and third-party switching for CDMA, GSM, iDEN, and UMTS technologies; and a portfolio of WiMAX products to create mobile IP broadband access.  The Enterprise Mobility Solutions segment designs, manufactures, sells, installs, and services analog and digital two-way radio, voice, and data communication products and systems for private networks, wireless broadband systems, and end-to-end enterprise mobility solutions.  Motorola, Inc. markets its products and services through direct sales, distributors, dealers, retailers, and licensees.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	15.74	January	22.71	January	19.85	January	11.50	January	4.43	January	6.15
February	15.66	February	21.40	February	18.52	February	9.97	February	3.52	February	6.76
March	14.97	March	22.91	March	17.67	March	9.30	March	4.23	March	7.02
April	15.34	April	21.35	April	17.33	April	9.96	April	5.53
May	17.37	May	21.09	May	18.19	May	9.33	May	6.06
June	18.26	June	20.15	June	17.70	June	7.34	June	6.63
July	21.18	July	22.76	July	16.99	July	8.64	July	7.16
August	21.88	August	23.38	August	16.95	August	9.42	August	7.18
September	22.03	September	25.00	September	18.53	September	7.14	September	8.59
October	22.16	October	23.06	October	18.79	October	5.37	October	8.57
November	24.09	November	22.17	November	15.97	November	4.31	November	8.01
December	22.59	December	20.56	December	16.04	December	4.43	December	7.76

NOKIA CORPORATION (NOK)

Nokia Corporation manufactures mobile devices, and provides Internet services and digital map information worldwide.  The company’s Devices & Services segment designs, develops, and manages its mobile device portfolio, including the sourcing of components.  It also offers consumer Internet services in music, maps, media, messaging, and games and working areas.  Its NAVTEQ segment provides digital map information and related location based content and services for automotive navigation systems, mobile navigation devices, Internet-based mapping applications, and government and business solutions.  The company’s Nokia Siemens Networks segment provides wireless and fixed network infrastructure, communications, and networks service platforms, as well as professional services to operators and service providers.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	15.28	January	18.38	January	22.10	January	37.14	January	12.27	January	13.69
February	16.14	February	18.58	February	21.83	February	36.01	February	9.36	February	13.47
March	15.43	March	20.72	March	22.92	March	31.83	March	11.67	March	15.54
April	15.98	April	22.66	April	25.25	April	30.07	April	14.14
May	16.86	May	21.47	May	27.38	May	28.40	May	15.30
June	16.64	June	20.26	June	28.11	June	24.50	June	14.58
July	15.95	July	19.85	July	28.64	July	27.32	July	13.34
August	15.77	August	20.88	August	32.88	August	25.17	August	14.01
September	16.91	September	19.69	September	37.93	September	18.65	September	14.62
October	16.82	October	19.88	October	39.72	October	15.18	October	12.61
November	17.08	November	20.22	November	39.33	November	14.17	November	13.26
December	18.30	December	20.32	December	38.39	December	15.60	December	12.85

QUALCOMM INCORPORATED (QCOM)

QUALCOMM Incorporated engages in the development, design, manufacture, and marketing of digital wireless telecommunications products and services.  The company operates in four segments:  Qualcomm Code Division Multiple Access Technologies, Qualcomm Technology Licensing, Qualcomm Wireless and Internet, and Qualcomm Strategic Initiatives.  The Qualcomm Code Division Multiple Access Technologies segment develops and supplies code division multiple access (CDMA)-based integrated circuits and system software for wireless voice and data communications and multimedia functions, as well as global positioning system products based on its CDMA technology and other technologies.  The Qualcomm Technology Licensing segment grants licenses to use portions of its intellectual property portfolio comprising patent rights useful in the manufacture and sale of certain wireless products, such as products implementing cdmaOne, CDMA2000, WCDMA, CDMA TDD, and/or OFDMA standards and their derivatives.  The Qualcomm Wireless and Internet segment comprises Qualcomm Internet Services that provides content enablement services for the wireless industry and push-to-talk and other products and services for wireless network operators; Qualcomm Government Technologies, which offers development, hardware, and analytical services to the United States government agencies involving wireless communications technologies; Qualcomm Enterprise Services that provides satellite and terrestrial-based two-way data messaging, position reporting, wireless application services, and managed data services to transportation and logistics companies and other enterprise companies; and Firethorn, which builds and manages software applications that enable financial institutions and wireless operators to offer mobile commerce services.  The Qualcomm Strategic Initiatives segment makes strategic investments to promote the worldwide adoption of CDMA-based products and services.  QUALCOMM primarily operates in the United States, South Korea, China, and Japan.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	37.24	January	47.96	January	37.66	January	42.42	January	34.55	January	39.19
February	36.05	February	47.16	February	40.30	February	42.39	February	33.43	February	36.68
March	36.63	March	50.61	March	42.66	March	41.00	March	38.91	March	41.96
April	34.89	April	51.34	April	43.80	April	43.19	April	42.32
May	37.27	May	45.21	May	42.95	May	48.54	May	43.59
June	33.01	June	40.07	June	43.39	June	44.37	June	45.20
July	39.48	July	35.26	July	41.65	July	55.34	July	46.21
August	39.71	August	37.67	August	39.89	August	52.65	August	46.42
September	44.75	September	36.35	September	42.26	September	42.97	September	44.98
October	39.76	October	36.39	October	42.73	October	38.26	October	41.33
November	45.47	November	36.59	November	40.78	November	33.57	November	45.00
December	43.08	December	37.79	December	39.35	December	35.83	December	46.26

RESEARCH IN MOTION LIMITED (RIMM)

Research In Motion Limited is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market.  Through the development of integrated hardware, software and services that support multiple wireless network standards, Research In Motion provides platforms and solutions for access to information, including e-mail, phone, short message service, Internet and intranet-based applications.  Research In Motion’s portfolio of products, services and embedded technologies are used by organizations worldwide and include the BlackBerry wireless solution, the Research In Motion Wireless Handheld product line, software development tools and software.  Research In Motion operates offices in North America, Europe and Asia Pacific.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	23.76	January	22.51	January	42.59	January	93.88	January	55.40	January	62.91
February	22.04	February	23.51	February	46.87	February	103.80	February	39.94	February	70.88
March	25.47	March	28.29	March	45.50	March	112.23	March	43.11	March	73.97
April	21.47	April	25.54	April	43.86	April	121.63	April	69.50
May	27.61	May	21.63	May	55.36	May	138.87	May	78.64
June	24.60	June	23.26	June	66.66	June	116.90	June	71.09
July	23.55	July	21.88	July	71.33	July	122.82	July	75.99
August	26.10	August	27.50	August	85.41	August	121.60	August	73.06
September	22.77	September	34.22	September	98.55	September	68.30	September	67.63
October	20.50	October	39.16	October	124.51	October	50.43	October	58.73
November	20.38	November	46.28	November	113.82	November	42.47	November	57.89
December	22.00	December	42.59	December	113.40	December	40.58	December	67.54

RF MICRO DEVICES, INC. (RFMD)

RF Micro Devices, Inc. designs and manufactures radio frequency components and compound semiconductors in the United States and internationally.  The company provides integrated circuits, including gain blocks, low-noise amplifiers, power amplifiers, receivers, transmitters, transceivers, modulators, demodulators, attenuators, frequency synthesizers, and voltage-controlled oscillators.  Its multi-chip modules product line comprises power amplifier modules, active antenna products, voltage controlled oscillators, phase-locked loops, coaxial resonator oscillators, active mixers, hybrid amplifiers, power doublers, and optical receivers; and passive components consist of splitters, couplers, mixers, transformers, isolators, and circulators.  The company’s products enable worldwide mobility and provide connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network, cable television (CATV)/broadband, and aerospace and defense markets.  It has a cooperative agreement with the U.S. Department of Energy’s National Renewable Energy Laboratory to develop a compound semiconductor-based process for high-performance photovoltaic cells.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	5.47	January	7.28	January	7.72	January	3.23	January	1.08	January	3.85
February	5.50	February	6.73	February	7.98	February	3.17	February	0.91	February	4.21
March	5.22	March	8.65	March	6.23	March	2.66	March	1.33	March	4.98
April	3.92	April	9.30	April	6.25	April	3.37	April	2.11
May	4.65	May	7.25	May	6.53	May	4.00	May	2.85
June	5.41	June	5.97	June	6.24	June	2.90	June	3.76
July	6.09	July	6.15	July	6.94	July	3.27	July	5.20
August	6.55	August	6.62	August	5.95	August	3.88	August	4.70
September	5.65	September	7.58	September	6.73	September	2.92	September	5.43
October	5.24	October	7.30	October	6.22	October	1.99	October	3.98
November	5.68	November	7.70	November	5.78	November	1.33	November	4.32
December	5.41	December	6.79	December	5.71	December	0.78	December	4.77

SK TELECOM CO., LTD. (SKM)

SK Telecom Co., Ltd. provides wireless telecommunications services using code division multiple access and WCDMA technology in South Korea, Vietnam, Mongolia, and the United States.  It offers cellular voice services, such as wireless voice transmission services through its cellular networks; and wireless global roaming services through agreements with foreign wireless telecommunications service providers.  The company also provides wireless data transmission services, such as wireless Internet access services, which allow subscribers to access online digital contents and services; and send and receive text and multimedia messages; wireless finance-related contents and m-commerce services; and wireless news and search services.  In addition, it offers broadband Internet and fixed-line telephone services, such as video-on-demand and IP TV services; local, domestic, and international long-distance fixed-line telephone services to residential and commercial subscribers; satellite digital media broadcasting service that enables satellite broadcasting to mobile devices; and telematics services.  Further, the company provides international calling services, such as direct-dial, pre and post paid card calling services, bundled services for corporate customers, voice services using IP, Web-to-phone services, and data services; and fixed-line portal service and online community portal services.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	19.96	January	23.23	January	23.75	January	24.84	January	16.35	January	17.33
February	21.30	February	24.15	February	22.81	February	22.40	February	13.39	February	16.68
March	19.72	March	23.59	March	23.42	March	21.61	March	15.45	March	17.26
April	19.46	April	26.70	April	24.83	April	22.57	April	15.67
May	20.92	May	26.10	May	26.86	May	22.72	May	15.73
June	20.40	June	23.42	June	27.35	June	20.77	June	15.15
July	21.47	July	23.41	July	28.14	July	21.32	July	16.83
August	21.26	August	21.90	August	27.37	August	20.40	August	15.56
September	21.84	September	23.63	September	29.70	September	18.82	September	17.45
October	20.21	October	24.08	October	30.81	October	17.21	October	16.71
November	21.13	November	25.93	November	31.67	November	16.21	November	16.57
December	20.29	December	26.48	December	29.84	December	18.18	December	16.26

SPRINT NEXTEL CORPORATION (S)

Sprint Nextel Corporation offers wireless and wireline communications products and services to consumers, businesses, and government users in the United States and internationally.  Its Wireless segment provides wireless mobile voice and data transmission services on networks that utilize CDMA and iDEN technologies.  Its wireless mobile voice communications services include basic local and long distance wireless voice services, voicemail, call waiting, three way calling, caller identification, directory assistance, call forwarding, speakerphone, and voice-activated dialing features, as well as roaming services; and wireless data communications services comprise Internet access and messaging, email services, wireless photo and video offerings, and mobile entertainment applications, as well as asset and fleet management, dispatch services, and navigation tools.  This segment also offers walkie-talkie services; and sells accessories, such as carrying cases, hands-free devices, batteries, and battery chargers, as well as handsets and accessories to agents and other third-party distributors for resale.  In addition, it provides Sprint-branded post-paid, Boost Mobile-branded prepaid, and wholesale wireless services over the company’s CDMA network in the United States, Puerto Rico, and the U.S. Virgin Islands; and Nextel-branded post-paid and Boost Mobile-branded prepaid wireless services over the iDEN network.  The company’s Wireline segment provides wireline voice and data communications services, including domestic and international data communications using various protocols, such as multi-protocol label switching, IP, IP-based frame relay, managed network services, voice over IP, and traditional voice services.  It also offers wide-area network and long distance services, as well as operates an all-digital long distance and 40 gigabyte capacity Tier 1 IP network.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	21.62	January	20.76	January	17.83	January	10.53	January	2.43	January	3.28
February	21.48	February	21.80	February	19.30	February	7.11	February	3.29	February	3.33
March	20.64	March	23.44	March	18.96	March	6.69	March	3.57	March	3.80
April	20.19	April	22.50	April	20.03	April	7.99	April	4.36
May	21.49	May	21.21	May	22.85	May	9.36	May	5.15
June	22.76	June	19.99	June	20.71	June	9.50	June	4.81
July	24.40	July	19.80	July	20.53	July	8.14	July	4.00
August	23.52	August	16.92	August	18.92	August	8.72	August	3.66
September	21.57	September	17.15	September	19.00	September	6.10	September	3.95
October	21.14	October	18.69	October	17.10	October	3.13	October	2.96
November	22.71	November	19.51	November	15.52	November	2.79	November	3.71
December	21.19	December	18.89	December	13.13	December	1.83	December	3.66

UNITED STATES CELLULAR CORPORATION (USM)

United States Cellular Corporation provides wireless telephone services under the U.S. Cellular brand name in the United States.  It owns, operates, and invests in wireless markets.  The company principally offers wide area and national consumer plans that can be tailored to a customer’s needs by the addition of features or feature packages.  United States Cellular also provides a wide range of wireless handset devices and laptop cards, as well as other accessories, such as carrying cases, hands-free devices, batteries, and battery chargers.  In addition, it offers custom usage features, such as wide-area, national, and mobile-to-mobile call delivery; caller id blocking; call forwarding; voice mail; call waiting; and three-way calling, as well as custom data features comprising email services, instant messaging, and text and picture messaging.  The company markets its products and services through various channels consisting of retail sale and service centers, independent agents, and direct sale, as well as Internet and telesales.  United States Cellular Corporation is a subsidiary of Telephone and Data Systems, Inc.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	44.90	January	50.90	January	72.10	January	71.10	January	41.95	January	36.57
February	50.00	February	54.95	February	71.75	February	63.00	February	34.40	February	36.63
March	45.63	March	59.36	March	73.45	March	55.00	March	33.34	March	41.38
April	46.20	April	62.40	April	72.50	April	55.15	April	34.00
May	47.04	May	60.00	May	79.37	May	62.63	May	41.53
June	49.94	June	60.60	June	90.60	June	56.55	June	38.45
July	52.15	July	60.15	July	97.00	July	59.65	July	35.82
August	54.88	August	59.95	August	97.25	August	52.30	August	36.51
September	53.42	September	59.70	September	98.20	September	46.92	September	39.07
October	51.00	October	63.41	October	94.15	October	38.31	October	36.61
November	50.80	November	67.32	November	82.00	November	39.43	November	37.26
December	49.40	December	69.59	December	84.10	December	43.24	December	42.41

VERIZON COMMUNICATIONS INC. (VZ)

Verizon Communications Inc. provides communication services in the United States and internationally.  It operates in two segments, Wireline and Domestic Wireless.  The Wireline segment provides voice, Internet access, broadband video and data, next generation IP network services, network access, and long distance services to consumers, carriers, businesses, and government customers.  It operates a fiber-to-the-premises network under the FiOS service mark that offers bandwidth, and designed to handle future broadband and video applications.  The Domestic Wireless segment offers in wireless voice and data products, and other value-added services, as well as sells equipment.  This segment serves approximately 80 million customers.  The company was formerly known as Bell Atlantic Corporation and changed its name to Verizon Communications Inc. in June 2000.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	34.14	January	30.37	January	38.35	January	38.66	January	29.87	January	29.42
February	34.51	February	32.33	February	37.23	February	36.16	February	28.53	February	28.93
March	34.05	March	32.67	March	37.75	March	36.29	March	30.20	March	31.02
April	34.34	April	31.69	April	38.01	April	38.48	April	30.34
May	33.94	May	29.94	May	43.34	May	38.47	May	29.26
June	33.14	June	32.13	June	40.99	June	35.40	June	30.73
July	32.84	July	32.44	July	42.43	July	34.04	July	32.07
August	31.38	August	33.75	August	41.69	August	35.12	August	31.04
September	31.36	September	35.62	September	44.08	September	32.09	September	30.27
October	30.23	October	35.49	October	45.86	October	29.67	October	29.59
November	30.68	November	34.78	November	43.02	November	32.65	November	31.46
December	28.89	December	37.07	December	43.50	December	33.90	December	33.13

VIVO PARTICIPAÇÕES S.A. (VIV)

Vivo Participacoes S.A., through its subsidiaries, provides cellular telecommunications services in Brazil.  It provides voice and ancillary services, including voicemail and voicemail notification, call forwarding, three-way calling, caller identification, short messaging, limitation on the number of used minutes, cellular chat room, and data service, such as wireless application protocol service.  It also offers direct access to the Internet through Data cards, as well as provides multimedia message service and mobile execution environment, which enables the wireless devices to download applications and execute them on the mobile with a user interface that contains icons on the wireless device to identify the services, such as voice mail, downloads, and text messaging.  In addition, the company offers roaming services through agreements with local cellular service providers in Brazil and other countries that allow its subscribers to make and receive calls while out of its concession areas; and interactivity services with radio and television providers.  Further, it sells WCDMA GSM handsets and broadband cards compatible with WCDMA and CDMA EVDO technology.  The company offers its products and services through its own stores, dealers, lottery shops, physical and online card distributors, drugstores, newspaper stands, book stores, bakeries, gas stations, bars, and restaurants.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	24.80	January	19.28	January	15.24	January	23.48	January	14.18	January	27.99
February	27.72	February	19.80	February	14.80	February	24.28	February	16.21	February	27.06
March	23.92	March	17.12	March	14.04	March	23.84	March	13.05	March	27.11
April	21.12	April	16.52	April	18.24	April	27.00	April	15.96
May	20.28	May	10.12	May	19.60	May	28.04	May	20.17
June	17.08	June	9.84	June	20.04	June	25.44	June	18.94
July	17.56	July	10.08	July	17.96	July	22.76	July	22.77
August	16.60	August	12.80	August	19.00	August	20.92	August	22.76
September	15.64	September	12.48	September	19.84	September	16.56	September	25.25
October	14.60	October	13.96	October	23.56	October	10.94	October	24.25
November	14.20	November	15.60	November	23.12	November	12.41	November	30.50
December	15.12	December	16.40	December	21.88	December	12.54	December	31.00

VODAFONE GROUP PUBLIC LIMITED COMPANY (VOD)

Vodafone Group Public Limited Company is engaged in providing service, such as voice, messaging, data and fixed line and others.  Voice services include provision of mobile voice communications.  Messaging include text, picture and video messaging using mobile devices.  Date services provide e-mail, mobile connectivity and Internet on mobile phones.  Fixed lines provide customers with fixed broadband and fixed voice and date solutions.  Other services include mobile advertising and business managed services, as well as incoming roaming and wholesale mobile virtual network operators.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	25.98	January	21.11	January	29.39	January	34.85	January	18.59	January	21.46
February	26.29	February	19.32	February	27.90	February	32.23	February	17.75	February	21.77
March	26.56	March	20.90	March	26.86	March	29.51	March	17.42	March	23.31
April	26.14	April	23.70	April	28.73	April	31.66	April	18.35
May	25.18	May	23.00	May	31.43	May	32.09	May	18.82
June	24.32	June	21.30	June	33.63	June	29.46	June	19.49
July	25.83	July	21.68	July	30.35	July	26.83	July	20.58
August	27.25	August	21.69	August	32.40	August	25.55	August	21.72
September	25.97	September	22.86	September	36.30	September	22.10	September	22.50
October	26.26	October	25.85	October	39.27	October	19.27	October	22.19
November	21.55	November	26.36	November	37.25	November	19.58	November	22.69
December	21.47	December	27.78	December	37.32	December	20.44	December	23.09

WINDSTREAM CORPORATION (WIN)

Windstream Corporation, together with its subsidiaries, provides various telecommunications services in rural communities in the United States.  The company provides local telephone, high speed Internet, long distance, network access, and video services.  It also offers various enhanced service features, including call waiting, call forwarding, caller identification, three-way calling, no-answer transfer, and voice-mail.  In addition, the company provides cable television services, as well as supplies telecommunications equipment, including switch modules; wired and wireless voice and data transport equipment; outside plant products and pole-line hardware; high-speed Internet modems; in-building wiring and jacks; VoIP telephone systems; and local area networking products.  It serves residential and business customers.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	*	January	11.79	January	14.88	January	11.61	January	8.68	January	10.31
February	15.61	February	12.35	February	15.05	February	11.76	February	7.46	February	10.13
March	14.47	March	13.16	March	14.69	March	11.95	March	8.06	March	10.89
April	13.50	April	13.05	April	14.62	April	11.74	April	8.30
May	13.60	May	12.32	May	15.02	May	13.34	May	8.41
June	13.80	June	11.45	June	14.76	June	12.34	June	8.36
July	13.97	July	12.53	July	13.76	July	11.92	July	8.77
August	13.93	August	13.20	August	14.28	August	12.42	August	8.57
September	13.63	September	13.19	September	14.12	September	10.94	September	10.13
October	12.73	October	13.72	October	13.45	October	7.51	October	9.64
November	12.14	November	13.94	November	12.95	November	8.86	November	9.92
December	11.40	December	14.22	December	13.02	December	9.20	December	10.99

1,000,000,000 Depositary Receipts

Wireless HOLDRSSM Trust

PROSPECTUS

April 15, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.	Exhibits.

See Index to Exhibits.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on April 15, 2010.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Sallie L. Krawcheck
Title:	Chief Financial Officer and Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed by the following persons in the capacities indicated below on April 15, 2010.

Signature		Title

*		Co-Chief Executive Officer, Executive Vice President and Director
Sallie L. Krawcheck		(Principal Executive Officer)

*		Co-Chief Executive Officer, Executive Vice President and Director
Thomas K. Montag		(Principal Executive Officer)

*		Chief Financial Officer and Senior Vice President
Robert Qutub		(Principal Financial Officer and Principal Accounting Officer)

*		Executive Vice President and Director
Bruce R. Thompson

*By:	/s/ Liam B. O’Neil	Attorney-in-Fact
Liam B. O’Neil

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

*4.2
Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Wireless HOLDRS Receipts, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

*8.2
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 14, 2003 as an exhibit to Amendment No. 4 to the registration statement filed on Form S-1 for Wireless HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on August 4, 2000 as an exhibit to the registration statement filed on Form S-1 for Wireless HOLDRS.

*24.2	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

*24.3	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

*24.4	Power of Attorney of Robert J. McCann and Joseph F. Regan.

*24.5	Power of Attorney of Daniel C. Sontag.

*24.6	Power of Attorney of Thomas K. Montag.

24.7	Power of Attorney of Sallie L. Krawcheck, Thomas K. Montag, Robert Qutub and Bruce R. Thompson.

*  Previously filed